Exhibit 99(a)

BANK OF GRANITE CORPORATION

NEWS

For Release:
January 13, 2003

BANK OF GRANITE CORPORATION REPORTS INCREASED EARNINGS,
FOR BOTH FOURTH QUARTER AND FOR 2002

     Bank of Granite Corporation (NASDAQ: GRAN) has reported increased earnings for the fourth quarter of 2002 and also for the full year, both periods ending on December 31, 2002.

     Net income for the fourth quarter totaled $4,185,842 compared with $3,918,127 for the fourth quarter of 2001—an increase of 6.8%. On a per share basis, this translates to 31¢ vs 28¢ for the fourth quarter of 2001—an increase of 10.7%. Per share earnings for 2001 have been adjusted to reflect the 5-for-4 split paid in May 2002.

     For the full year ending on December 31, 2002, net income totaled $15,102,300 vs $13,808,555 for 2001—an increase of 9.4%. On a per share basis, earnings were $1.11 compared with split-adjusted 99¢ in 2001—an increase of 12.1%.

     John A. Forlines, Jr., Chairman and Chief Executive Officer, said he was “very pleased” with the Company’s earnings for 2002, particularly in view of weak economic conditions in the bank’s market area. Recent statistics, according to the North Carolina Employment Security Commission, indicate that job losses total approximately 4,000 in the Hickory Metro Area, which encompasses the four county MSA of Caldwell, Catawba, Alexander, and Burke Counties. The area’s three major industries—textiles, furniture, and fiber optics—have accounted for the bulk of these job losses. “We hope, in view of the fact that our fourth quarter was our best quarter of the year, that we are seeing improvement in our earnings trend and in the economy.”

     Forlines, as he always does, thanked the entire Bank of Granite family for their hard work during the fourth quarter and the entire year. “They all performed extremely well under very challenging circumstances,” he said. The bank’s mortgage bank subsidiary, GLL & Associates had an exceptionally fine year, with earnings, up 37.0%, according to Forlines.

     At year-end, assets totaled $742,014,674 and deposits reached $547,249,315. Gross loans totaled $565,374,099, an increase of 10.8% over 2001’s total. Assets, deposits, and loans were all record highs for the bank.

     Key management ratios continued to be outstanding, far surpassing the Company’s peers and the banking industry in general. For the 17th consecutive year, the company earned over 2% on average assets, believed to be a record for any bank in the United States. The return on equity was 11.98% and the efficiency ratio a strong 42.29%.

     Bank of Granite Corporation is the parent of Bank of Granite and GLL & Associates, Inc. Bank of Granite operates fourteen full service banking offices in Caldwell, Catawba, and Burke counties of North Carolina, and a total of fourteen ATMs. GLL & Associates, Inc. is a mortgage bank specializing in government guaranteed mortgages with offices in the Central and Southern Piedmont and Catawba Valley Regions of North Carolina. Bank of Granite Corporation’s stock is held by over 5,380 shareholders and there were approximately 13.3 million shares of common stock outstanding on December 31, 2002. The stock is traded electronically on the National Nasdaq Stock Market® under the symbol “GRAN” and the closing price at the end of the year was $17.50 per share compared with a price of $15.82, adjusted for the split, at the end of 2001. Additional information about Bank of Granite is available on its website at www.bankofgranite.com.

* * * * *

Please see “Financial Data” tables, which are attached.

For further information, contact Kirby A. Tyndall, Senior Vice President and Chief Financial
Officer at Voice (828) 496-2026, Fax (828) 496-2010 or Internet:
ktyndall@bankofgranite.com.

Bank of Granite Corporation, PO Box 128, Granite Falls, NC 28630	www.bankofgranite.com

	Three Months Ended			Twelve Months Ended
Bank of Granite Corporation	December 31,			December 31,
Selected Financial Data
($ In thousands except per share data)	2002	2001	% change	2002	2001	% change

Consolidated earnings summary:
Interest income, taxable equivalent	$12,120	$12,442	-2.6%	$47,442	$54,086	-12.3%
Interest expense	2,534	3,687	-31.3%	10,802	19,444	-44.4%

Net interest income, taxable equivalent	9,586	8,755	9.5%	36,640	34,642	5.8%
Taxable equivalent adjustment	411	468	-12.2%	1,732	1,801	-3.8%

Net interest income	9,175	8,287	10.7%	34,908	32,841	6.3%
Loan loss provision	797	708	12.6%	3,492	4,217	-17.2%
Noninterest income	3,354	2,874	16.7%	11,398	10,140	12.4%
Noninterest expense	5,388	4,639	16.1%	20,317	18,342	10.8%

Income before income taxes	6,344	5,814	9.1%	22,497	20,422	10.2%
Income taxes	2,158	1,896	13.8%	7,395	6,613	11.8%

Net income	$4,186	$3,918	6.8%	$15,102	$13,809	9.4%

Earnings per share — Basic*	$0.31	$0.28	10.7%	$1.11	$0.99	12.1%
Earnings per share — Diluted*	0.31	0.28	10.7%	1.11	0.99	12.1%

Average shares — Basic*	13,407	13,797	-2.8%	13,547	13,898	-2.5%
Average shares — Diluted*	13,414	13,799	-2.8%	13,553	13,900	-2.5%

Consolidated balance sheet data at December 31:
Total assets				$742,015	$715,390	3.7%
Total deposits				547,249	522,783	4.7%
Loans (gross)				565,374	510,411	10.8%
Shareholders’ equity				127,443	124,781	2.1%

Consolidated average balance sheet data:
Total assets	$723,712	$699,433	3.5%	$708,239	$691,220	2.5%
Total deposits	537,056	524,830	2.3%	523,781	529,028	-1.0%
Loans (gross)	551,624	493,563	11.8%	526,759	479,732	9.8%
Shareholders’ equity	127,310	124,317	2.4%	126,047	122,344	3.0%

Consolidated performance ratios:
Return on average assets**	2.29%	2.22%		2.13%	2.00%
Return on average equity**	13.04%	12.50%		11.98%	11.29%
Efficiency ratio	41.64%	39.89%		42.29%	40.96%

Consolidated asset quality data and ratios:
Nonaccruing loans				$3,265	$2,944	10.9%
Accruing loans 90 days past due				1,153	1,769	-34.8%
Nonperforming loans				4,418	4,713	-6.3%
Foreclosed properties				1,197	323	270.6%
Nonperforming assets				5,615	5,036	11.5%
Allowance for loan losses				8,835	6,426	37.5%
Loans charged off				1,555	4,501	-65.5%
Recoveries of loans charged off				471	359	31.2%
Net loan charge-offs (recoveries)				1,084	4,142	-73.8%

Net charge-offs to average loans**				0.21%	0.86%
Nonperforming loans to total assets				0.60%	0.66%
Allowance coverage of nonperforming loans				199.98%	136.35%
Allowance for loan losses to gross loans				1.56%	1.26%
Allowance for loan losses to net loans				1.59%	1.28%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$8,112	$7,477	8.5%	$31,584	$30,112	4.9%
Loan loss provision	797	678	17.6%	3,422	4,097	-16.5%
Noninterest income	1,930	1,938	-0.4%	7,542	7,053	6.9%
Noninterest expense	3,662	3,380	8.3%	14,910	13,772	8.3%
Income taxes	1,826	1,691	8.0%	6,590	6,025	9.4%
Net income	3,757	3,666	2.5%	14,204	13,271	7.0%

GLL & Associates (mortgage bank)
Net interest income	$1,070	$826	29.5%	$3,289	$2,845	15.6%
Loan loss provision	—	30	-100.0%	70	120	-41.7%
Noninterest income	1,425	936	52.2%	3,949	3,122	26.5%
Noninterest expense	1,663	1,249	33.1%	5,226	4,498	16.2%
Income taxes	333	205	62.4%	805	588	36.9%
Net income	499	308	62.0%	1,207	881	37.0%

* Restated for 5-for-4 stock split paid May 31, 2002. ** Annualized based on number of days in the period. More

	Quarters ended
Bank of Granite Corporation
Supplemental Quarterly Financial Data	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
($ In thousands except per share data)	2002	2002	2002	2002	2001

Consolidated earnings summary:
Interest income, taxable equivalent	$12,120	$11,721	$11,693	$11,909	$12,442
Interest expense	2,534	2,668	2,703	2,898	3,687

Net interest income, taxable equivalent	9,586	9,053	8,990	9,011	8,755
Taxable equivalent adjustment	411	418	440	463	468

Net interest income	9,175	8,635	8,550	8,548	8,287
Loan loss provision	797	897	1,007	791	708
Noninterest income	3,354	2,925	2,468	2,650	2,874
Noninterest expense	5,388	5,017	5,090	4,820	4,639

Income before income taxes	6,344	5,646	4,921	5,587	5,814
Income taxes	2,158	1,963	1,469	1,805	1,896

Net income	$4,186	$3,683	$3,452	$3,782	$3,918

Earnings per share — Basic*	$0.31	$0.27	$0.25	$0.28	$0.28
Earnings per share — Diluted*	0.31	0.27	0.25	0.28	0.28

Average shares — Basic*	13,407	13,494	13,600	13,692	13,797
Average shares — Diluted*	13,414	13,502	13,611	13,693	13,799

Consolidated ending balance sheet data:
Total assets	$742,015	$732,092	$701,295	$706,673	$715,390
Total deposits	547,249	537,756	522,040	519,997	522,783
Loans (gross)	565,374	542,346	517,851	514,436	510,411
Shareholders’ equity	127,443	127,490	126,118	125,157	124,781

Consolidated average balance sheet data:
Total assets	$723,712	$702,543	$698,931	$707,769	$699,433
Total deposits	537,056	524,366	521,259	512,443	524,830
Loans (gross)	551,624	529,895	514,203	511,313	493,563
Shareholders’ equity	127,310	126,264	125,441	125,175	124,317

Consolidated performance ratios:
Return on average assets**	2.29%	2.08%	1.98%	2.17%	2.22%
Return on average equity**	13.04%	11.57%	11.04%	12.25%	12.50%
Efficiency ratio	41.64%	41.89%	44.42%	41.33%	39.89%

Consolidated asset quality data and ratios:
Nonaccruing loans	$3,265	$2,992	$2,746	$3,253	$2,944
Accruing loans 90 days past due	1,153	1,558	1,252	890	1,769

Nonperforming loans	4,418	4,550	3,998	4,143	4,713
Foreclosed properties	1,197	1,197	527	312	323

Nonperforming assets	5,615	5,747	4,525	4,455	5,036

Allowance for loan losses	8,835	8,223	7,681	7,144	6,426

Loans charged off	308	420	526	301	993
Recoveries of loans charged off	123	65	55	228	82

Net loan charge-offs (recoveries)	185	355	471	73	911

Net charge-offs to average loans**	0.13%	0.27%	0.37%	0.06%	0.73%
Nonperforming loans to total assets	0.60%	0.62%	0.57%	0.59%	0.66%
Allowance coverage of nonperforming loans	199.98%	180.73%	192.12%	172.44%	136.35%
Allowance for loan losses to gross loans	1.56%	1.52%	1.48%	1.39%	1.26%
Allowance for loan losses to net loans	1.59%	1.54%	1.51%	1.41%	1.28%

Subsidiary earnings summary:
Bank of Granite
Net interest income	$8,112	$7,915	$7,835	$7,722	$7,477
Loan loss provision	797	887	977	761	678
Noninterest income	1,930	1,962	1,700	1,951	1,938
Noninterest expense	3,662	3,730	3,871	3,647	3,380
Income taxes	1,826	1,787	1,341	1,636	1,691
Net income	3,757	3,473	3,346	3,629	3,666

GLL & Associates (mortgage bank)
Net interest income	$1,070	$720	$709	$790	$826
Loan loss provision	—	10	30	30	30
Noninterest income	1,425	964	765	796	936
Noninterest expense	1,663	1,245	1,153	1,166	1,249
Income taxes	333	176	128	168	205
Net income	499	263	193	252	308

* Restated for 5-for-4 stock split paid May 31, 2002.                              ** Annualized based on number of days in the period.

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